Ex. 99.1

eXp World Holdings to Begin Trading as AGNT, Acquires NextHome to Launch Unified Platform for Franchise and Cloud Brokerage

The acquisition brings NextHome’s franchising expertise into the eXp ecosystem, offering real estate professionals a choice between franchise ownership and cloud-based models.

Starting tomorrow, EXPI shares will begin trading under “AGNT”

BELLINGHAM, WA — May 7, 2026 — eXp World Holdings, Inc. (Nasdaq: AGNT) (“eXp” and the “Company”), the holding company for eXp Realty®, FrameVR.io, and SUCCESS® Enterprises, today announced it has acquired NextHome, Inc., an award-winning national real estate franchise. This acquisition transforms eXp’s world-class infrastructure into a versatile, multi-model platform capable of supporting diverse business models and brands under one global umbrella. In conjunction with this acquisition, eXp World Holdings, Inc. will officially begin trading under the new ticker symbol “AGNT” on the Nasdaq Global Market effective at the market open on May 8, 2026.

With the addition of a franchise model alongside its cloud-based brokerage, eXp World Holdings is architecting a leading multi-model ecosystem designed to propel the industry’s most ambitious entrepreneurs. NextHome brings a proven, scalable franchise model into the eXp ecosystem with 500+ franchisees across the U.S. and five consecutive years ranked No. 1 for franchise owner satisfaction by Franchise Business Review. NextHome is led by one of the most respected, well-known, and outspoken leadership teams in residential real estate, who will continue to drive NextHome’s growth within the new eXp platform. Together, AGNT now offers every entrepreneurial real estate professional a seat at the table, on their own terms.

"The industry has reached a tipping point, a one-size-fits-all model no longer works for the visionary entrepreneur," said Leo Pareja, CEO of eXp Realty. "AGNT is a declaration of who we build for. Adding the NextHome franchise model gives our agents and franchise owners maximum optionality, backed by a proven leadership team and now with a unified world-class infrastructure and an expanded global network. Teams and agents need more paths forward, and the industry needs companies led by people who don't just talk about being agent-centric, but live it. We're building a platform that supports multiple models, because every agent, and every consumer served, deserves choice."

James Dwiggins, Co-CEO of NextHome and a third-generation real estate entrepreneur, added: "Joining forces with eXp World Holdings is a natural evolution of our 'Humans Over Houses®' mission. By plugging into the most agent-centric™ real estate engine in the world, our franchise owners and agents will now gain access to unmatched depth, inventory, global network, and the kind of industry talent and influence that moves markets. We looked at every real estate company across the U.S., and eXp aligns with us the most — from company culture to philosophy to a leadership team that truly advocates for agents and consumers. This is the right partner to grow the NextHome brand and lead franchise expansion across the world."

The Architecture of Growth: Redefining the Real Estate Landscape

Today, AGNT becomes a multi-model leader where the industry's most dedicated entrepreneurs come to grow, lead, and stay. Whether you are an independent agent driven by eXp Realty’s cloud-powered scale, featuring aggressive commission splits, revenue share, and true equity ownership, or a franchise owner drawn to NextHome’s human-first culture, you are no longer just choosing a brand; you are choosing a global operating system designed for the modern entrepreneur. Two models. Maximum optionality. By bridging industry-leading technology with a massive global referral network and shared professional services, we’ve built a borderless ecosystem that empowers every level of real estate professional to build a legacy.

EXPI is now AGNT: Built by Agents. Built for Agents.

Shares of the Company’s common stock will begin trading tomorrow morning on the Nasdaq Global Market under the new ticker symbol, “AGNT.” The Company’s CUSIP number will remain unchanged, and no action is required by existing shareholders in connection with the ticker change.

The new ticker symbol, AGNT, reflects the Company’s strategic evolution and its continued focus on empowering independent agents and brokers through a cloud-based, technology-driven multi-platform model.

“AGNT is more than a ticker, it’s a declaration of who we are and who we serve,” continued Pareja. “Every decision we make at eXp is in service of our agents and their customers, and now that mission is reflected in our market identity. This is a proud moment for our entire community, and I look forward to building on this momentum as we continue to redefine what it means to be an agent-centric real estate platform.”

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: AGNT) is the parent company of eXp Realty®, “the most agent-centric™ real estate brokerage on the planet,” FrameVR.io, and SUCCESS® Enterprises. Through a cloud-based platform and agent-centric model, eXp Realty empowers real estate professionals with industry-leading commission structures, revenue share, equity ownership, and access to a global community. With operations spanning the Americas, Europe, the Middle East, Asia Pacific, and South Africa, eXp continues to redefine how agents connect, grow, and succeed in real estate. As a publicly traded company, eXp World Holdings prioritizes transparency, innovation, and long-term value for agents, staff, and shareholders.

About NextHome, Inc.

NextHome is a modern, people-first real estate franchise that combines smart technology, standout marketing, and a caring culture to make buying and selling your home simpler and more human. Each office is an independently owned and operated business.

Safe Harbor and Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s and its management’s current expectations but involve known and unknown risks and uncertainties that could cause actual results to differ materially. These statements include, but are not limited to, statements regarding the anticipated benefits of the acquisition of NextHome, Inc., the expected growth and expansion of the NextHome franchise model within the eXp ecosystem, the anticipated advantages of eXp’s multi-model platform for agents and franchise owners, the planned trading of the Company’s common stock under the new ticker symbol “AGNT,” and the Company’s ability to execute on its strategic vision as a multi-model real estate platform. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include risks associated with integrating NextHome’s operations and franchise network into eXp’s platform, real estate market fluctuations, changes in agent retention or recruitment, franchise owner satisfaction and retention, competitive pressures in both the cloud-based brokerage and franchise markets, regulatory changes affecting real estate brokerage or franchise operations, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. We do not undertake any obligation to update these statements except as required by law.

Media Relations Contact:

eXp World Holdings, Inc.
mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia
investors@expworldholdings.com